Filed pursuant to Rule 433

Registration Statements Nos. 333-219272 and 333-237192

PRESS RELEASE	FOR IMMEDIATE RELEASE July 5, 2020

The Republic of Argentina Announces Amendment to Invitation to Exchange

Buenos Aires, Argentina: The Republic of Argentina (the “Republic”) today announced its decision to improve the terms and conditions of the Republic’s invitation to certain holders of its foreign currency external bonds to exchange those instruments for new bonds to be issued by the Republic (the “Invitation”), initially set forth in its prospectus supplement dated as of April 21, 2020. Table A and Table B set forth the list of bonds eligible to participate in the Invitation (the “Eligible Bonds”).

Argentina will revise the terms and conditions of the Invitation mainly to:

1.

increase the consideration to be received in exchange for Eligible Bonds, by reducing principal haircut, increasing coupons and shortening maturities on the New Bonds (as defined below) being offered, and including a U.S. dollar-denominated bond due 2030 (the “USD 1.00% 2030 Bonds”) or Euro-denominated bond due 2030 (the “Euro 0.500% 2030 Bonds”) to be delivered as consideration for any accrued and unpaid interest from and including the last date on which interest was paid under the Eligible Bonds up to but excluding April 22, 2020;

2.	allow holders of Euro-denominated and Swiss franc-denominated Eligible Bonds to elect U.S. dollar-denominated New Bonds, subject to acceptance priority procedures and caps;

3.

include the delivery of USD 1.00% 2030 Bonds or Euro 0.500% 2030 Bonds in an aggregate principal amount determined by reference to accrued and unpaid interest on the Eligible Bonds tendered from and including April 22, 2020 to but excluding September 4, 2020, to be delivered as consent consideration for holders that submit and do not revoke (or have submitted and not revoked) a valid and accepted tender order;

4.	adjust the terms and conditions of the rights upon future offers provision described in the Invitation, to conform such rights to the modifications described in 1 to 3 above;

5.	allow holders of Eligible Bonds issued under the 2005 Indenture to exchange those Eligible Bonds for New Bonds to be issued under the 2005 Indenture; and

6.	include minimum participation thresholds as a condition to the consummation of the Invitation, which condition may not be waived by the Republic.

Since the Invitation was first launched on April 21, 2020, the Republic held numerous rounds of interactions with representatives of the investor community and their advisors. Throughout this process, the Republic took note of investors’ varying and wide range of views on different economic and documentation aspects of the Invitation. The revisions to the Invitation will be made in furtherance of these interactions to encourage participation by Argentina’s investors. Together with the US$1.9 billion of interest payments disbursed by the Republic between December 2019 and April 2020, the additional commitments proposed by Argentina under the revised terms of its Invitation evidence the Republic’s good faith and willingness to remain engaged with the international financial community, which can play an important role in Argentina’s economic recovery.

The Republic will extend the expiration of the Invitation until 5:00 p.m., New York City time, on August 4, 2020 (the “Expiration”).

Table A and Table B also set forth the proposed consideration to be delivered for each Eligible Bond (the “New Bonds”). The Republic will limit the amount of certain series of New Bonds to the principal amounts set forth in Table C below. Schedule I includes the specific terms and conditions of each series of New Bonds.

The Republic will publish a revised prospectus supplement reflecting the improvements described herein (the “Amended Prospectus Supplement”).

The Republic encourages all investors to consider the revised terms of its Invitation and join the Republic in creating a sustainable path for the recovery of Argentina’s economy.

Holders who delivered their tender orders to the Invitation prior to the date of the Amended Prospectus Supplement and do not revoke such tender order prior to Expiration shall be considered to have accepted the terms and conditions of the Invitation, as amended. References to tendering Holders in the Invitation shall include Holders who delivered (and did not revoke) a tender order prior to the date of the Amended Prospectus Supplement.

Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Amended Prospectus Supplement.

The Republic has engaged BofA Securities, Inc. and HSBC Securities (USA) Inc. to act as dealer managers for the Invitation. D.F. King is acting as exchange, tabulation and information agent. Any questions or requests for assistance regarding the Invitation may be directed to BofA Securities, Inc. at +1 (888) 292-0070 (toll free) or +1 (646) 855-8988 (collect) or HSBC Securities (USA) Inc. at +1 (888) HSBC-4LM (toll free) and +1 (212) 525-5552 (collect).

* * * * * * * * * *

The Republic has filed registration statements (including the prospectus) and intends to file the Amended Prospectus Supplement with the Securities and Exchange Commission to register the New Bonds for the offerings to which this communication relates. Before you invest, you should read the prospectus in those registration statements and other documents the Republic has filed or will file with the Securities Exchange Commission for more complete information about the Republic and such offerings. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov. Alternatively, Holders, or custodians for such Holders, of Eligible Bonds may obtain a copy of the prospectus and the Amended Prospectus Supplement by contacting the dealer managers by calling any one of the numbers above or D.F. King at its email address (argentina@dfkingltd.com) or telephone number (+1 (800) 341-6292 (Toll Free)/+1 (212) 269-5550 (collect)/ +44 20 7920 9700) or by download, following registration, via: https://sites.dfkingltd.com/argentina.

Important Notice

The distribution of materials relating to the Invitation may be restricted by law in certain jurisdictions. The Invitation is void in all jurisdictions where it is prohibited. If materials relating to the Invitation come into your possession, you are required by the Republic to inform yourself of and to observe all of these restrictions. The materials relating to the Invitation, including this communication, do not constitute, and may not be used in connection with, an offer or solicitation in any place where offers or solicitations are not permitted by law. If a jurisdiction requires that the Invitation be made by a licensed broker or dealer and a dealer manager or any affiliate of a dealer manager is a licensed broker or dealer in that jurisdiction, the Invitation shall be deemed to be made by the dealer manager or such affiliate on behalf of the Republic in that jurisdiction.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The offering of these securities will be made only by means of the Amended Prospectus Supplement and the accompanying prospectus.

Forward-Looking Statements

All statements in this press release, other than statements of historical fact, are forward-looking statements. These statements are based on expectations and assumptions on the date of this press release and are subject to numerous risks and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements. Risks and uncertainties include, but are not limited to, market conditions and factors over which the Republic has no control. The Republic assumes no obligation to update these forward-looking statements and does not intend to do so, unless otherwise required by law.

For the purposes of this announcement, “Ineligible Holder” shall mean each beneficial owner located within a Relevant State (as defined below) who is not a “qualified investor” (as defined below) or any other beneficial owner located in a jurisdiction where the announcement is not permitted by law or offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

No offer of any kind will be made to Ineligible Holders.

Notice to Investors in the European Economic Area and the United Kingdom

Notice to EEA retail investors. The announcement is not being directed to any retail investors in the European Economic Area (“EEA”) and EEA retail investors will not be given the opportunity to state their views on the Proposed Modifications. As a result, no “offer” of new securities is being made to retail investors in the EEA. Any holder who does not deliver a written consent is effectively not consenting to the Proposed Modifications. Therefore, it will be necessary for other (non-retail) investors representing a greater nominal principal amount Outstanding to consent to the Proposed Modifications. If the Proposed Modifications become effective, then, in accordance with the terms of such Eligible Bonds, the Eligible Bond will be substituted for New Bonds, and such substitution will affect all Holders and Ineligible Holders, regardless of whether they consented or if they were entitled to participate in the Invitation.

This announcement is only directed to beneficial owners of Eligible Bonds who are within a Member State of the European Economic Area or the United Kingdom (each, a “Relevant State”) if they are “qualified investors” as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”).

The New Bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in a Relevant State. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the New Bonds or otherwise making them available to retail investors in a Relevant State has been prepared and therefore offering or selling the New Bonds or otherwise making them available to any retail investor in a Relevant State may be unlawful under the PRIIPs Regulation. References to Regulations or Directives include, in relation to the UK, those Regulations or Directives as they form part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in UK domestic law, as appropriate.

United Kingdom

For the purposes of section 21 of the Financial Services and Markets Act 2000, to the extent that this announcement constitutes an invitation or inducement to engage in investment activity, such communication falls within Article 34 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), being a non-real time communication communicated by and relating only to controlled investments issued, or to be issued, by the Republic of Argentina.

Other than with respect to distributions by the Republic of Argentina, this announcement is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Promotion Order, (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This announcement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which the announcement relates is available only to relevant persons and will be engaged in only with relevant persons.

Table A – 2005 Indenture Eligible Bonds

2005 Indenture Eligible Bonds	Principal Amount Outstanding (to be considered for Voting Purposes)	ISIN	Exchange Offer Consideration (1)	Acceptance Priority Level
U.S. dollar-denominated Discounts due 2033 (New York law) issued in 2005	U.S.$3,857,694,668	US040114GL81	U.S.$140.20380 of New USD 2038 Bonds; or U.S.$140.20380 of New USD 2041 Bonds; or U.S.$135.99769 of New USD 2046 Bonds; at Holders’ discretion.	N/A
U.S. dollar-denominated Discounts due 2033 (New York law) issued in 2010	U.S.$1,226,835,747	XS0501194756		N/A
U.S. dollar-denominated Discounts due 2033 (New York law) issued in 2010	U.S.$7,930,869	XS0501195050		N/A
Euro-denominated Discounts due 2033 (English law) issued in 2005	€3,107,582,433	XS0205545840	€137.61037 of New Euro 2038 Bonds; or U.S.$149.18340 of New USD 2038 Bonds; €137.61037 of New Euro 2041 Bonds; or €133.48206 of New Euro 2046 Bonds, at Holders’ discretion.	N/A
Euro-denominated Discounts due 2033 (English law) issued in 2010	€2,656,769,079	XS0501195134		N/A
Euro-denominated Discounts due 2033 (English law) issued in 2010	€4,703,359	XS0501195308		N/A
U.S. dollar-denominated Pars due 2038 (New York law) issued in 2005	U.S.$4,938,659,942	US040114GK09	U.S.$100 of New USD 2041 Bonds; or U.S.$97 of New USD 2046 Bonds, at Holders’ discretion.	N/A
U.S. dollar-denominated Pars due 2038 (New York law) issued in 2010	U.S.$ 93,304,820	XS0501195647		N/A
U.S. dollar-denominated Pars due 2038 (New York law) issued in 2010	U.S.$1,634,359	XS0501195720		N/A
Euro-denominated Pars due 2038 (English law) issued in 2005	€5,034,912,168	XS0205537581	€100 of New Euro 2041 Bonds; or U.S.$108.41000 of New USD 2041 Bonds; or €97 of New Euro 2046 Bonds, at Holders’ discretion.	N/A
Euro-denominated Pars due 2038 (English law) issued in 2010	€1,427,127,806	XS0501195993		N/A
Euro-denominated Pars due 2038 (English law) issued in 2010	€11,183,124	XS0501196025		N/A

(1)	Principal amount of New Bonds per U.S.$100 or €100 (original) principal amount of Eligible Bonds.

Table B – 2016 Indenture Eligible Bonds

2016 Indenture Eligible Bonds	Principal Amount Outstanding (to be considered for Voting Purposes)	ISIN	Exchange Offer Consideration (1)	Acceptance Priority Level
U.S. dollar-denominated 6.875 per cent. International Bonds due 2021	U.S.$4,484,000,000	US040114GW47	U.S.$97 of New USD 2030 Bonds; or U.S.$97 of New USD 2035 Bonds; or U.S.$97 of New USD 2046 Bonds, at Holders’ discretion.	1
		USP04808AA23		1
U.S. dollar-denominated 5.625 per cent. International Bonds due 2022	U.S.$3,250,000,000	US040114HK99		1
		USP04808AL87		1
U.S. dollar-denominated 4.625 per cent. International Bonds due 2023	U.S.$1,750,000,000	US040114HP86		1
Euro-denominated 3.875 per cent. International Bonds due 2022	€1,250,000,000	XS1503160225	€97 of New Euro 2030 Bonds; or U.S.$105.15770 of New USD 2030 Bonds; or €97 of New Euro 2035 Bonds; or €97 of New Euro 2046 Bonds, at Holders’ discretion.	1
Euro-denominated 3.375 per cent. International Bonds due 2023	€1,000,000,000	XS1715303340		1
Swiss Franc-denominated 3.375 per cent. International Bonds due 2020	CHF400,000,000	CH0361824458	€92.22286 of New Euro 2030 Bonds; or U.S.$99.96820 of New USD 2030 Bonds; or €92.22286 of New Euro 2035 Bond; or €92.22286 of the New Euro 2046 Bonds, at Holders’ discretion.	1
U.S. dollar-denominated 7.500 per cent. International Bonds due 2026	U.S.$6,454,850,000	US040114GX20	U.S.$97 of New USD 2030 Bonds; or U.S.$97 of New USD 2035 Bonds; or U.S.$97 of New USD 2046 Bonds, at Holders’ discretion, subject to Acceptance Priority Procedures.	2
		USP04808AC88		2
		US040114GS35		2
U.S. dollar-denominated 6.875 per cent. International Bonds due 2027	U.S.$3,750,000,000	US040114HL72		2
		USP04808AM60		2
U.S. dollar-denominated 5.875 per cent. International Bonds due 2028	U.S.$4,250,000,000	US040114HQ69		2
U.S. dollar-denominated 6.625 per cent. International Bonds due 2028	U.S.$965,000,000	US040114HF05		2
		USP04808AJ32		2
U.S. dollar-denominated 7.125 per cent. International Bonds due 2036	U.S.$1,727,000,000	US040114HG87		2
		USP04808AK05		2
		US040114HE30		2
Euro-denominated 5.000 per cent. International Bonds due 2027	€$1,250,000,000	XS1503160498	€97 of New Euro 2030 Bonds; or €97 of New Euro 2035 Bonds; or U.S.$105.15770 of New USD 2035 Bonds; or €97 of New Euro 2046 Bonds, at Holders’ discretion and subject to Acceptance Priority Procedures.	2
Euro-denominated 5.250 per cent. International Bonds due 2028	€$1,000,000,000	XS1715303779		2
U.S. dollar-denominated 7.625 per cent. International Bonds due 2046	U.S.$2,617,685,000	US040114GY03	U.S.$97 of New USD 2035 Bonds; or U.S.$97 of New USD 2046 Bonds, at Holders’ discretion, subject to Acceptance Priority Procedures.	3
		USP04808AE45		3
		US040114GU80		3
U.S. dollar-denominated 6.875 per cent. International Bonds due 2048	U.S.$3,000,000,000	US040114HR43		3
U.S. dollar-denominated 7.125 per cent. International Bonds due 2117	U.S.$2,689,277,000	USP04808AN44		3
		US040114HM55 US040114HN39		3
Euro-denominated 6.250 per cent. International Bonds due 2047	€750,000,000	XS1715535123	€97 of New Euro 2035 Bonds; or €97 of the New Euro 2046 Bond; or U.S.$105.15770 of New USD 2046 Bonds, at Holders’ discretion, subject to Acceptance Priority Procedures.	3

(1)	Principal amount of New Bonds per U.S.$100, €100 or CHF100 principal amount of Eligible Bonds.

Table C – New Bonds

New Bond	Bond Cap (million)
U.S. dollar amortizing step-up bonds due 2030	U.S.$13,800
euro-denominated amortizing step-up bonds due 2030	€3,100
U.S. dollar amortizing step-up bonds due 2035	U.S.$23,000
euro-denominated amortizing step-up bonds due 2035	€2,800
U.S. dollar-denominated amortizing step-up bonds due 2038	N/A
euro-denominated amortizing step-up bonds due 2038	N/A
U.S. dollar-denominated amortizing step-up bonds due 2041	N/A
euro-denominated amortizing step-up bonds due 2041	N/A
U.S. dollar amortizing step-up bonds due 2046	N/A
euro-denominated amortizing step-up bonds due 2046	N/A
U.S. dollar amortizing 1.000% bonds due 2030	N/A
euro amortizing 0.500% bonds due 2030	N/A

Schedule I - Specific Terms of Each Series of New Bonds

USD 1.00% 2030 Bonds will:

•	mature on September 4, 2030;

•	accrue interest at the following annual rates:

From and including	To but excluding	Rate
Settlement Date	September 4, 2030	1.000%

computed on the basis of a 360 day year comprised of twelve 30-day months.

•	accrue interest from the Settlement Date;

•

pay interest in U.S. dollars semi-annually in arrears on March 4 and September 4 of each year, beginning on September 4, 2021 (long first coupon), to persons in whose names the USD 1.00% 2030 Bonds are registered at the close of business on March 3 and September 3 of each year, respectively;

•

pay principal in U.S. dollars in eight installments on March 4, 2027, September 4, 2027, March 4, 2028, September 4, 2028, March 4, 2029, September 4, 2029, March 4, 2030 and at maturity, to be calculated as follows: the aggregate amount of each principal payment on the USD 1.00% 2030 Bonds shall equal the principal amount outstanding as of any principal payment date, divided by the number of remaining principal installments from and including such principal payment date to and including the maturity date; and

•	be issued in one series and each in minimum denominations of U.S.$1.00 and integral multiples thereof.

Euro 0.500% 2030 Bonds will:

•	mature on September 4, 2030;

•	accrue interest at the following annual rates:

From and including	To but excluding	Rate
Settlement Date	September 4, 2030	0.500%

computed on the basis of a 360 day year comprised of twelve 30-day months.

•	accrue interest from the Settlement Date;

•

pay interest in euros semi-annually in arrears on March 4 and September 4 of each year, beginning on September 4, 2021 (long first coupon), to persons in whose names the Euro 0.500% 2030 Bonds are registered at the close of business on March 3 and September 3 of each year, respectively;

•

pay principal in euros in eight installments on March 4, 2027, September 4, 2027, March 4, 2028, September 4, 2028, March 4, 2029, September 4, 2029, March 4, 2030 and at maturity, to be calculated as follows: the aggregate amount of each principal payment on the Euro 0.500% 2030 Bonds shall equal the principal amount outstanding as of any principal payment date, divided by the number of remaining principal installments from and including such principal payment date to and including the maturity date; and

•	be issued in one series and each in minimum denominations of €1.00 and integral multiples thereof.

New USD 2030 Bonds will:

•	mature on September 4, 2030;

•	accrue interest at the following annual rates:

From and including	To but excluding	Rate
Settlement Date	September 4, 2021	0.125%
September 4, 2021	September 4, 2023	0.500%
September 4, 2023	September 4, 2027	0.750%
September 4, 2027	September 4, 2030	1.750%

computed on the basis of a 360 day year comprised of twelve 30-day months.

•	accrue interest from the Settlement Date;

•

pay interest in U.S. dollars semi-annually in arrears on March 4 and September 4 of each year, beginning on September 4, 2021 (long first coupon), to persons in whose names the New USD 2030 Bonds are registered at the close of business on March 3 and September 3 of each year, respectively;

•

pay principal in U.S. dollars in 12 installments on March 4, 2025, September 4, 2025, March 4, 2026, September 4, 2026, March 4, 2027, September 4, 2027, March 4, 2028, September 4, 2028, March 4, 2029, September 4, 2029, March 4, 2030 and at maturity, to be calculated as follows: the aggregate amount of each principal payment on the New USD 2030 Bonds shall equal the principal amount outstanding as of any principal payment date, divided by the number of remaining principal installments from and including such principal payment date to and including the maturity date; and

•	be issued in one series and each in minimum denominations of U.S.$1.00 and integral multiples thereof.

New Euro 2030 Bonds will:

•	mature on September 4, 2030;

•	accrue interest at the following annual rates:

From and including	To but excluding	Rate
Settlement Date	September 4, 2030	0.125%

computed on the basis of a 360 day year comprised of twelve 30-day months.

•	accrue interest from the Settlement Date;

•

pay interest in euros semi-annually in arrears on March 4 and September 4 of each year, beginning on September 4, 2021 (long first coupon), to persons in whose names the New Euro 2030 Bonds are registered at the close of business on March 3 and September 3 of each year, respectively;

•

pay principal in euros in 12 installments on March 4, 2025, September 4, 2025, March 4, 2026, September 4, 2026, March 4, 2027, September 4, 2027, March 4, 2028, September 4, 2028, March 4, 2029, September 4, 2029, March 4, 2030 and at maturity, to be calculated as follows: the aggregate amount of each principal payment on the New Euro 2030 Bonds shall equal the principal amount outstanding as of any principal payment date, divided by the number of remaining principal installments from and including such principal payment date to and including the maturity date; and

•	be issued in one series and each in minimum denominations of €1.00 and integral multiples thereof.

New USD 2035 Bonds will:

•	mature on September 4, 2035;

•	accrue interest at the following annual rates:

From and including	To but excluding	Rate
Settlement Date	September 4, 2021	0.125%
September 4, 2021	September 4, 2022	1.125%
September 4, 2022	September 4, 2023	1.500%
September 4, 2023	September 4, 2024	3.625%
September 4, 2024	September 4, 2027	4.125%
September 4, 2027	September 4, 2028	4.750%
September 4, 2028	September 4, 2035	5.000%

computed on the basis of a 360 day year comprised of twelve 30-day months.

•	accrue interest from the Settlement Date;

•

pay interest in U.S. dollars semi-annually in arrears on March 4 and September 4 of each year, beginning on September 4, 2021 (long first coupon), to persons in whose names the New USD 2035 Bonds are registered at the close of business on March 3 and September 3 of each year, respectively;

•

pay principal in U.S. dollars in 10 installments on March 4, 2031, September 4, 2031, March 4, 2032, September 4, 2032, March 4, 2033, September 4, 2033, March 4, 2034, September 4, 2034, March 4, 2035 and at maturity, to be calculated as follows: the aggregate amount of each principal payment on the New USD 2035 Bonds shall equal the principal amount outstanding as of any principal payment date, divided by the number of remaining principal installments from and including such principal payment date to and including the maturity date; and

•	be issued in one series and each in minimum denominations of U.S.$1.00 and integral multiples thereof.

New Euro 2035 Bonds will:

•	mature on September 4, 2035;

•	accrue interest at the following annual rates:

From and including	To but excluding	Rate
Settlement Date	September 4, 2021	0.125%
September 4, 2021	September 4, 2022	0.750%
September 4, 2022	September 4, 2023	0.875%
September 4, 2023	September 4, 2024	2.500%
September 4, 2024	September 4, 2027	3.875%
September 4, 2027	September 4, 2035	4.000%

computed on the basis of a 360 day year comprised of twelve 30-day months.

•	accrue interest from the Settlement Date;

•

pay interest in euros semi-annually in arrears on March 4 and September 4 of each year, beginning on September 4, 2021 (long first coupon), to persons in whose names the New Euro 2035 Bonds are registered at the close of business on March 3 and September 3 of each year, respectively;

•

pay principal in euros in 10 installments on March 4, 2031, September 4, 2031, March 4, 2032, September 4, 2032, March 4, 2033, September 4, 2033, March 4, 2034, September 4, 2034, March 4, 2035 and at maturity, to be calculated as follows: the aggregate amount of each principal payment on the New Euro 2035 Bonds shall equal the principal amount outstanding as of any principal payment date, divided by the number of remaining principal installments from and including such principal payment date to and including the maturity date; and

•	be issued in one series and each in minimum denominations of €1.00 and integral multiples thereof.

New USD 2038 Bonds will:

•	mature on September 4, 2038;

•	accrue interest at the following annual rates:

From and including	To but excluding	Rate
Settlement Date	September 4, 2021	0.125%
September 4, 2021	September 4, 2022	2.000%
September 4, 2022	September 4, 2023	3.875%
September 4, 2023	September 4, 2024	4.250%
September 4, 2024	September 4, 2038	5.000%

computed on the basis of a 360 day year comprised of twelve 30-day months.

•	accrue interest from the Settlement Date;

•

pay interest in U.S. dollars semi-annually in arrears on March 4 and September 4 of each year, beginning on September 4, 2021 (long first coupon), to persons in whose names the New USD 2038 Bonds are registered at the close of business on March 3 and September 3 of each year, respectively;

•

pay principal in U.S. dollars in 22 installments on March 4, 2028, September 4, 2028, March 4, 2029, September 4, 2029, March 4, 2030, September 4, 2030, March 4, 2031, September 4, 2031, March 4, 2032, September 4, 2032, March 4, 2033, September 4, 2033, March 4, 2034, September 4, 2034, March 4, 2035, September 4, 2035, March 4, 2036, September 4, 2036, March 4, 2037, September 4, 2037, March 4, 2038 and at maturity, to be calculated as follows: the aggregate amount of each principal payment on the New USD 2038 Bonds shall equal the principal amount outstanding as of any principal payment date, divided by the number of remaining principal installments from and including such principal payment date to and including the maturity date; and

•	be issued in one series and each in minimum denominations of U.S.$1.00 and integral multiples thereof.

New Euro 2038 Bonds will:

•	mature on September 4, 2038;

•	accrue interest at the following annual rates:

From and including	To but excluding	Rate
Settlement Date	September 4, 2021	0.125%
September 4, 2021	September 4, 2022	1.500%
September 4, 2022	September 4, 2023	3.000%
September 4, 2023	September 4, 2024	3.750%
September 4, 2024	September 4, 2038	4.250%

computed on the basis of a 360 day year comprised of twelve 30-day months.

•	accrue interest from the Settlement Date;

•

pay interest in euros semi-annually in arrears on March 4 and September 4 of each year, beginning on September 4, 2021 (long first coupon), to persons in whose names the New Euro 2038 Bonds are registered at the close of business on March 3 and September 3 of each year, respectively;

•

pay principal in euros in 22 installments on March 4, 2028, September 4, 2028, March 4, 2029, September 4, 2029, March 4, 2030, September 4, 2030, March 4, 2031, September 4, 2031, March 4, 2032, September 4, 2032, March 4, 2033, September 4, 2033, March 4, 2034, September 4, 2034, March 4, 2035, September 4, 2035, March 4, 2036, September 4, 2036, March 4, 2037, September 4, 2037, March 4, 2038 and at maturity, to be calculated as follows: the aggregate amount of each principal payment on the New Euro 2038 Bonds shall equal the principal amount outstanding as of any principal payment date, divided by the number of remaining principal installments from and including such principal payment date to and including the maturity date; and

•	be issued in one series and each in minimum denominations of €1.00 and integral multiples thereof.

New USD 2041 Bonds will:

•	mature on September 4, 2041;

•	accrue interest at the following annual rates:

From and including	To but excluding	Rate
Settlement Date	September 4, 2021	0.125%
September 4, 2021	September 4, 2022	2.500%
September 4, 2022	September 4, 2029	3.500%
September 4, 2029	September 4, 2041	4.875%

computed on the basis of a 360 day year comprised of twelve 30-day months.

•	accrue interest from the Settlement Date;

•

pay interest in U.S. dollars semi-annually in arrears on March 4 and September 4 of each year, beginning on September 4, 2021 (long first coupon), to persons in whose names the New USD 2041 Bonds are registered at the close of business on March 3 and September 3 of each year, respectively;

•

pay principal in U.S. dollars in 28 installments on March 4, 2028, September 4, 2028, March 4, 2029, September 4, 2029, March 4, 2030, September 4, 2030, March 4, 2031, September 4, 2031, March 4, 2032, September 4, 2032, March 4, 2033, September 4, 2033, March 4, 2034, September 4, 2034, March 4, 2035, September 4, 2035, March 4, 2036, September 4, 2036, March 4, 2037, September 4, 2037, March 4, 2038, September 4, 2038, March 4, 2039, September 4, 2039, March 4, 2040, September 4, 2040, March 4, 2041 and at maturity, to be calculated as follows: the aggregate amount of each principal payment on the New USD 2041 Bonds shall equal the principal amount outstanding as of any principal payment date, divided by the number of remaining principal installments from and including such principal payment date to and including the maturity date; and

•	be issued in one series and each in minimum denominations of U.S.$1.00 and integral multiples thereof.

New Euro 2041 Bonds will:

•	mature on September 4, 2041;

•	accrue interest at the following annual rates:

From and including	To but excluding	Rate
Settlement Date	September 4, 2021	0.125%
September 4, 2021	September 4, 2022	1.500%
September 4, 2022	September 4, 2023	2.750%
September 4, 2023	September 4, 2029	3.000%
September 4, 2029	September 4, 2041	4.500%

computed on the basis of a 360 day year comprised of twelve 30-day months.

•	accrue interest from the Settlement Date;

•

pay interest in euros semi-annually in arrears on March 4 and September 4 of each year, beginning on September 4, 2021 (long first coupon), to persons in whose names the New Euro 2041 Bonds are registered at the close of business on March 3 and September 3 of each year, respectively;

•

pay principal in euros in 28 installments on March 4, 2028, September 4, 2028, March 4, 2029, September 4, 2029, March 4, 2030, September 4, 2030, March 4, 2031, September 4, 2031, March 4, 2032, September 4, 2032, March 4, 2033, September 4, 2033, March 4, 2034, September 4, 2034, March 4, 2035, September 4, 2035, March 4, 2036, September 4, 2036, March 4, 2037, September 4, 2037, March 4, 2038, September 4, 2038, March 4, 2039, September 4, 2039, March 4, 2040, September 4, 2040, March 4, 2041 and at maturity, to be calculated as follows: the aggregate amount of each principal payment on the New Euro 2041 Bonds shall equal the principal amount outstanding as of any principal payment date, divided by the number of remaining principal installments from and including such principal payment date to and including the maturity date; and

•	be issued in one series and each in minimum denominations of €1.00 and integral multiples thereof.

New USD 2046 Bonds will:

•	mature on September 4, 2046;

•	accrue interest at the following annual rates:

From and including	To but excluding	Rate
Settlement Date	September 4, 2021	0.125%
September 4, 2021	September 4, 2022	1.125%
September 4, 2022	September 4, 2023	1.500%
September 4, 2023	September 4, 2024	3.625%
September 4, 2024	September 4, 2027	4.125%
September 4, 2027	September 4, 2028	4.375%
September 4, 2028	September 4, 2046	5.000%

computed on the basis of a 360 day year comprised of twelve 30-day months.

•	accrue interest from the Settlement Date;

•

pay interest in U.S. dollars semi-annually in arrears on March 4 and September 4 of each year, beginning on September 4, 2021 (long first coupon), to persons in whose names the New USD 2046 Bonds are registered at the close of business on March 3 and September 3 of each year, respectively;

•

pay principal in U.S. dollars in 44 installments on March 4, 2025, September 4, 2025, March 4, 2026, September 4, 2026, March 4, 2027, September 4, 2027, March 4, 2028, September 4, 2028, March 4, 2029, September 4, 2029, March 4, 2030, September 4, 2030, March 4, 2031, September 4, 2031, March 4, 2032, September 4, 2032, March 4, 2033, September 4, 2033, March 4, 2034, September 4, 2034, March 4, 2035, September 4, 2035, March 4, 2036, September 4, 2036, March 4, 2037, September 4, 2037, March 4, 2038, September 4, 2038, March 4, 2039, September 4, 2039, March 4, 2040, September 4, 2040, March 4, 2041, September 4, 2041, March 4, 2042, September 4, 2042, March 4, 2043, September 4, 2043, March 4, 2044, September 4, 2044, March 4, 2045, September 4, 2045, March 4, 2046, and at maturity, to be calculated as follows: the aggregate amount of each principal payment on the New USD 2046 Bonds shall equal the principal amount outstanding as of any principal payment date, divided by the number of remaining principal installments from and including such principal payment date to and including the maturity date;

•	be issued in one series and each in minimum denominations of U.S.$1.00 and integral multiples thereof.

New Euro 2046 Bonds will:

•	mature on September 4, 2046;

•	accrue interest at the following annual rates:

From and including	To but excluding	Rate
Settlement Date	September 4, 2021	0.125%
September 4, 2021	September 4, 2022	0.750%
September 4, 2022	September 4, 2023	0.875%
September 4, 2023	September 4, 2024	2.500%
September 4, 2024	September 4, 2025	3.750%
September 4, 2025	September 4, 2026	4.000%
September 4, 2026	September 4, 2046	4.125%

computed on the basis of a 360 day year comprised of twelve 30-day months.

•	accrue interest from the Settlement Date;

•

pay interest in euros semi-annually in arrears on September 4 March 4 of each year, beginning on September 4, 2021 (long first coupon), to persons in whose names the New Euro 2046 Bonds are registered at the close of business on March 3 and September 3 of each year, respectively;

•

pay principal in euros in 44 installments on March 4, 2025, September 4, 2025, March 4, 2026, September 4, 2026, March 4, 2027, September 4, 2027, March 4, 2028, September 4, 2028, March 4, 2029, September 4, 2029, March 4, 2030, September 4, 2030, March 4, 2031, September 4, 2031, March 4, 2032, September 4, 2032, March 4, 2033, September 4, 2033, March 4, 2034, September 4, 2034, March 4, 2035, September 4, 2035, March 4, 2036, September 4, 2036, March 4, 2037, September 4, 2037, March 4, 2038, September 4, 2038, March 4, 2039, September 4, 2039, March 4, 2040, September 4, 2040, March 4, 2041, September 4, 2041, March 4, 2042, September 4, 2042, March 4, 2043, September 4, 2043, March 4, 2044, September 4, 2044, March 4, 2045, September 4, 2045, March 4, 2046, and at maturity, and at maturity, to be calculated as follows: the aggregate amount of each principal payment on the New Euro 2046 Bonds shall equal the principal amount outstanding as of any principal payment date, divided by the number of remaining principal installments from and including such principal payment date to and including the maturity date; and

•	be issued in one series and each in minimum denominations of €1.00 and integral multiples thereof.